UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: January 6, 2011

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition of Assets

On January 6, 2011Harbin Zhongqiang Power-Tech Co., Ltd. (“Harbin Zhongqiang”), which is a subsidiary of the Registrant, acquired all of the assets of Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd. (“Shenzhen Zhongqiang”).  In exchange for the assets of Shenzhen Zhongqiang, Harbin Zhongqiang will pay to Shenzhen Zhongqiang 135,000,000 Renminbi (approximately $20 million), of which 91,250,000 Renminbi are being used to satisfy the liabilities of Shenzhen Zhongqiang.  The initial payment of 67,500,000 Renminbi has already been completed.  The balance (net of the deposit of 10 million Renminbi previously paid) is due thirty working days after the transfer of assets.

Item 9.01	Financial Statements and Exhibits

Financial Statements

Financial Statements of Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd. - to be filed by amendment.
Pro Forma Financial Statements showing pro forma effects of acquisition of Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd. on the historical financial statements of Advanced Battery Technologies, Inc. - to be filed by amendment.

Exhibits

10-a.
Translation of Acquisition Agreement dated December 20, 2010 between Harbin Zhongqiang Power-Tech Co., Ltd. and Shenzhen Zhongqiang New Energy Science & Technology Co., Ltd. - filed as an exhibit to the Current Report on Form 8-K dated and filed on December 20, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.

Dated: January 6, 2010	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer